EXHIBIT 17
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                        AVALON CAPITAL APPRECIATION FUND
                 (A SERIES OF THE AVALON FUND OF MARYLAND, INC.)

       REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS. THIS PROXY IS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert E. Boone or John H. Gakenheimer, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Avalon Capital Appreciation Fund to be held at the offices of Questar Capital Corporation, 655 Fairfield Court, Suite 200, Ann Arbor, Michigan 48108, at ______ AM Eastern Time, on ____________, _________, 2003 or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

     SHARES LISTED BELOW REPRESENT THE TOTAL NUMBER OF THE FUND SHARES REGISTERED IN THE NAME PRINTED BELOW.

                              Dated:   _________________________, 2003



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                                (Please sign exactly as name appears at left.)


                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

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                              PLEASE  FILL IN  BOX(ES) AS SHOWN  USING  BLACK OR
                              BLUE INK OR NUMBER 2 PENCIL |X|
                              PLEASE DO NOT USE FINE POINT PENS.

Shares represented by this proxy will be voted as directed by the stockholder. IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
The Board of Directors recommends that you vote for Proposal 1.

                                             FOR       AGAINST      ABSTAIN
1.   To approve an Agreement and Plan of     |_|         |_|          |_|
     Reorganization   (the  "Agreement")
     involving   the   Avalon    Capital
     Appreciation  Fund ("Avalon Fund"),
     under which (a) the  Eastern  Point
     Advisors  Twenty  Fund, a series of
     Eastern Point Advisors Funds Trust,
     would acquire  substantially all of
     the assets  and stated  liabilities
     of  the  Avalon  Fund  in  exchange
     solely  for  shares of the  Eastern
     Point Advisors Twenty Fund, and (b)
     the Avalon  Fund  would  distribute
     such  shares of the  Eastern  Point
     Advisors  Twenty Fund, pro rata, to
     the  Avalon  Fund  shareholders  in
     liquidation of the Avalon Fund.

2.   In their  discretion,  the  proxies
     are  authorized  to  vote  on  such
     other  matters as may properly come
     before the meeting.